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                                                                    EXHIBIT 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP

  As independent public accounts, we hereby consent to the incorporation by reference in this Proxy Statement-Prospectus regarding the merger of Marshall & Ilsley Corporation and Advantage Bancorp, Inc., of our report dated January 31, 1997, included in the Marshall & Ilsley Corporation and Subsidiaries' Form 10-K for the year ended December 31, 1996 and Form 10-K/A dated as of June 3, 1997, and to all references to our Firm included in such statement.

                                          Arthur Andersen LLP

Milwaukee, Wisconsin
December 1, 1997